160




                                  EXHIBIT 31.1
                                  ------------



           This is an Exhibit to the Form 20-F of Sinovac Biotech Ltd.
           -----------------------------------------------------------


                     Attached find the following materials:


              Certification of Disclosure in Sinovac Biotech Ltd.'s
              -----------------------------------------------------
                          Annual Report by Weidong Yin
                          ----------------------------


                               End of Exhibit 31.1

                                   ----------

                         Certification of Disclosure in
                         ------------------------------
                      Sinovac Biotech Ltd.'s Annual Report
                      ------------------------------------

     In connection with the Annual Report on Form 20-F of Sinovac Biotech Ltd. (the "Company") for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on June 30, 2004, (the "Report"), I, Weidong Yin, President and Chief Executive Officer of the Company, hereby certify, pursuant to the Sarbanes-Oxley Act of 2002, that:

(1)  I have reviewed this Report being filed;

(2) Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

(3) Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this Report;

(4)  The  Company's  other   certifying   officer  and  I  are  responsible  for
     establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

     (i) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

    (ii) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report ( the "Evaluation Date"); and

   (iii) presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

(5) The Company's other certifying officer and I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons fulfilling the equivalent function):

     (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record,




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                                       162




          process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

    (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

(6) The Company's other certifying officer and I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  June 30, 2004               /s/ Weidong Yin
                                   ------------------------------------
                                   Name:   Weidong Yin
                                   Title:  President and Chief Executive Officer